HINABROADBAND

www.chinabroadband.tv

COMPANY FACT SHEET

China Broadband Inc. (APNA.PK)

China's fast emerging cable broadband operator

China Broadband Inc. ("CB") is a vibrant new player in China's burgeoning cable broadband market. While China has the world's largest cable TV system, with 143 million cable TV households, the cable broadband market, providing a single service for TV and Internet use, has only begun to grow.

By 2008, China's urban coastal areas are required to deploy all-digital cable TV and shut down analog TV services. By 2015, the entire country must deploy all-digital TV and shut down all analog services. This is expected to substantially increase the market for TV delivery via cable operators.

China Broadband plans to acquire local cable TV operators (analog and digital) and bundle them with cable broadband, driving up annual revenue per user for existing cable companies and rapidly expanding the market for cable broadband use. CB's goal is to be China's 2nd largest cable broadband operator by 2008.

Business Strategy

Focus first on Shandong Province, the second largest regional economy in China, with 10 million established cable TV households.

Leverage CB's flagship operation, *Jinan Jia He Broadband Company*, the nation's 5th largest broadband operator and the 2nd largest broadband service provider in Shandong's capital city of Jinan.

Bundle cable broadband with government-mandated digital TV roll-outs to enlarge market share.

- Digital TV will penetrate 70% of 10 million cable households in Shandong by 2008.
- 20% of digital TV households are "interactive TV" (iTV) households that also subscribe to cable broadband.
- Jinan cable will have 180,000 iTV households by 2008.

Deploy Value-Added Services to Increase User Value

- CB offers Video on Demand (VOD) and subscription Video on Demand (SVOD) through broadband and iTV platform.
- CB reaches exclusive distribution partnership in Shandong with Yes TV, the leading pan-Asian media company converging IPTV on multiple platforms.
- CB is TIVO China's exclusive distribution partner in Shandong.

Line up acquisitions to quickly reach critical mass.

- Identify acquisition targets that fall under Jinan Cosmopolitan circle.
- Fill in market gap by investing in cities without cable broadband infrastructure.
- Identify acquisitions in neighboring provinces after building significant presence in Shandong.

Investment Considerations

- **China Broadband is China's emerging #1 cable broadband provider.**
- **Leveraging significant presence in strong regional market.**
- **Unique strategy to capitalize on cable network operators' infrastructure and customer base.**
- **Well positioned to capture opportunities in China's massive digital cable TV market.**
- **Solid roll-out plan to quickly reach economy of scale.**
- **Rapid revenue growth, robust profit margin.**
- **Management integrates local media expertise with global standards in a seamless manner.**

Shandong:
China's 2nd largest regional market.


HEBEI
HENAN
JIANGSU
ANHUI
Jinan
Zibo
Qingdao
Dezhou
Dongying
Longkou
Yantai
Weihai
Wendeng
Linqing
Shouguang
Pingdu
Laiyang
Liaocheng
Boshan
Xintai
Zhucheng
Jining
Heze
Linyi
Provincial capital
Major road
Major river
Provincial border
National border

Huge opportunity for cable broadband growth.
Shandong Population: 92 million.
10 million cable TV households.
800,000 digital TV households.
17 municipal cable operators.

China: Largest TV market in the world:

- ► As of 2006: 94.1% of China's total population had TV; 1.2 billion viewers; more than 3,000 TV channels; 1200 sets of TV programs aired in more than 360 cities.
- ► Cable TV—115 million households, increasing by 12 million households per year.
- ► Digital TV—Starting in 2006, government mandated system in over 300 cities. By 2008, all cities must have digital TV; analog TV to be eliminated by 2015.

Second largest Internet market in the world:

- ► China Internet users in 2006: 137 million, an increase of 14 million users in a single year.*(Source: CNNIC)*
- ► Broadband subscribers in China expected to reach 79 million in 2007, growing to 130 million by 2010. 90.7 million access the Internet using a broadband connection, a 15 percent jump over 2005.
- ► Total broadband use was two thirds of the Internet population in 2006.

Principal US Executive Offices:

China Broadband Inc.
1900 Ninth Street, 3rd Floor
Boulder, Colorado 80302

Investor Relations:

Consulting for Strategic Growth 1
Stanley Wunderlich, CEO
Phone: 1-800-625-2236
Fax: 1-212-337-8089
Email: ***info@cfsg1.com***

Daniel Stepanek, EVP, Media
Phone: 1-212-896-1202
Email: ***dstepanek@cfsg1.com***
www.cfsg1.com

Disclosure

Management

Clive Ng, *Chairman*. Aged 44, Mr. Ng emanates from an old established family based in Penang , Malaysia. He operates as a Media Sector financier and was instrumental in securing joint venture partnerships between Pacific Media and United Artists Theatres and Television Broadcasts (TVB) of Hong Kong. Previously he arranged for United International Holdings Inc. (now UnitedGlobalCom, NASDAQ:UCOMA), a US cable company, to enter the Asian market, with his family taking a 20% stake in the company formed for this purpose. He co-founded TVB Superchannel Europe in 1992, which has become Europe's leading Chinese language broadcaster. He also owned a 50% stake in HongKong SuperNet, the first Hong Kong based ISP which was then sold to Pacific Internet (NASDAQ:PCNTF). He was Chairman and founder of Asiacontent, NASDAQ:IASIA, one of the first Asian internet companies to list in the US that was the joint venture partner of NBCi, MTVi, C-NET, CBS Sportsline and DoubleClick in Asia. Mr.Ng was also one of the initial investors and founder of E*TRADE Asia, a partnership with E*TRADE Financial Corp (NYSE: ET). He is also a founding shareholder of MTV Japan, with H&Q Asia Pacific and MTV Networks (a division of Viacom Inc).

Yue, Pu, *CEO*. Mr. Pu carries with him more than a decade of Chinese media industry experience spanning publishing, Internet and TV sectors. Before his media career, Mr. Pu was an intelligence officer with China's National Security Service and a logistics specialist with the joint venture between Crown Cork & Seal and John Swire & Sons in Beijing. In 1997, he joined Economic Daily, where he headed the Internet arm of one of China's most popular business magazines and spearheaded the set-up of 10,000-member readership club on Internet. He was BD Director and member of the founding team for Macau 5-Star Satellite TV, raising US$20 million for the Satellite TV venture in year 2000. Mr. Pu also spent two years with Outlook Weekly of Xinhua News Agency as strategic advisor and BD director. Mr. Pu spent 16 months with China Media Networks, the TV media arm of HC International, as BD director, before joining the founding team of China Broadband Limited. He has an MBA from Jones Business School of the Rice University and a BA from Institute of International Relations in China.

Jiang Bin, *Vice Chairman*. Mr. Jiang carries with him over 20 years of technical and operational experience in the radio & broadcasting and cable network industry. He is currently Chairman of Jinan Municipal Cable Network Co. Ltd. Serving over 1.4 million cable TV households, Jinan Cable is the largest municipal cable operator in Shandong province. Mr. Jiang started his career as a maintenance engineer at Jinan Automobile Company. He joined Jinan Radio Station on 1985 and was promoted to head the engineering department in 1986, and later served four years as Deputy Chief of the station. During his seven years at Jinan Radio Station, he won technical achievements awards from the Jinan Government. In 1992, he was promoted to Deputy Chief of Jinan Cable TV Network. 1997, he became head of Jinan Radio & Broadcasting Cable Network. In early 2006, he took office as Chairman of Jinan's Cable Network and also Chairman of Jinan Jia He Digital TV Company. Under his leadership, Jinan Cable Network more than doubled its net profit in the first three quarters of 2006.

Elan Yaish, *Acting CFO*. Mr. Yaish has served as CFO of China Broadband, Inc. from March 2007. Prior to joining the Company, he served as the Interim COO/CFO for Tadiran Telecom, Inc. managing the day-to-day operations and implementing strategic initiatives. Prior to Tadiran, from 2002 to 2005, Mr. Yaish served as CFO, VP Finance and Assistant Secretary at Manchester Technologies, Inc. where he increased Manchester's stock and market capitalization over 200% and ultimately sold the company to a private equity group at a 36% premium for shareholders. From 2000 to 2002, Mr. Yaish served as Assistant VP Finance at Comverse Technology, Inc. where he was instrumental in two successful IPO offerings both realizing more than a 130% increase over the initial IPO price and worked on acquisitions that increased sales and profitability for the company. Prior to Comverse he was employed as Vice President of Finance and Controller for Trans-Resources, Inc. and as a Senior Accountant at Deloitte & Touche. Mr. Yaish is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.